                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                            STERLING SOFTWARE, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                            STERLING SOFTWARE, INC.
                  ------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    -------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    -------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    -------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    -------------------------------------------------------------------------

    *Set forth the amount on which the filing is calculated and state how it was determined.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

                    $125
    -------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

                   Preliminary Proxy Statement
    -------------------------------------------------------------------------

    (3) Filing Party:

                   Sterling Software, Inc.
    -------------------------------------------------------------------------

    (4) Date Filed:

                   January 13, 1995
    -------------------------------------------------------------------------

Notes:

                            STERLING SOFTWARE, INC.
                         8080 NORTH CENTRAL EXPRESSWAY
                                   SUITE 1100
                              DALLAS, TEXAS 75206

                                                                January 27, 1995
Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Sterling Software, Inc. to be held at the Energy Club, 8080 North Central Expressway, Dallas, Texas, on Thursday, March 16, 1995, at 10:00 a.m., local time.

  The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the Meeting, which includes (i) the election of three directors of the Company, (ii) the amendment of the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 50,000,000 shares to 75,000,000 shares; and (iii) the amendment of the Company's Incentive Stock Option Plan (the "Incentive Plan") and Non-Statutory Stock Option Plan (the "Non-Statutory Plan") to increase the number of shares of the Company's Common Stock available for issuance upon the exercise of options granted under the Incentive Plan from 1,750,000 shares to 2,000,000 shares and under the Non-Statutory Plan from 4,000,000 shares to 4,875,000 shares.

  The Board of Directors believes that an increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders because it would provide greater flexibility to the Board of Directors to issue additional equity securities, for example, to raise additional capital or to facilitate possible future acquisitions. The Board of Directors also believes that an increase in the number of shares available for grant under the Incentive Plan and the Non-Statutory Plan is in the best interests of the Company and its stockholders. The continued success of the Company depends upon its ability to attract and retain highly qualified and competent key employees and advisors, including officers and directors, and the Board of Directors believes that stock options enhance that ability and provide motivation to such individuals to advance the interests of the Company and its stockholders. As a result of the acquisition of KnowledgeWare, Inc. in November 1994, the number of employees of Sterling Software increased from approximately 3,000 at September 30, 1994 to approximately 3,500 at December 31, 1994, and management anticipates future growth. The Board of Directors believes that, due to the limited number of shares of Common Stock that currently remain available under the Incentive Plan and Non-Statutory Plan, an increase in the number of shares authorized under such plans is necessary to facilitate the Company's growth.

  Directors and officers of the Company will be present to help host the Meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend.

  The Company's Board of Directors believes that a favorable vote on each of the matters to be considered at the Meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly.

  Please sign, date and return the enclosed Proxy without delay. If you attend the Meeting, you may vote in person even if you have previously mailed a Proxy.

                                                       Sincerely,

                                                        Sam Wyly
                                                  Chairman of the Board

                            STERLING SOFTWARE, INC.
                         8080 NORTH CENTRAL EXPRESSWAY
                                   SUITE 1100
                              DALLAS, TEXAS 75206

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 16, 1995

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Sterling Software, Inc. (the "Company" or "Sterling") will be held at the Energy Club, 8080 North Central Expressway, Dallas, Texas, on Thursday, March 16, 1995, at 10:00 a.m., local time. A Proxy and a Proxy Statement for the Meeting are enclosed.

  The Meeting is for the purpose of considering and acting upon:

  (1) The election of three Class B directors for terms expiring in 1998.

  (2) A proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 50,000,000 shares to 75,000,000 shares.

  (3) A proposal to amend the Company's Incentive Stock Option Plan and Non-Statutory Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance upon the exercise of options granted under the Incentive Stock Option Plan from 1,750,000 shares to 2,000,000 shares, and under the Non-Statutory Stock Option Plan from 4,000,000 shares to 4,875,000 shares.

  (4) Such other matters as may properly come before the Meeting or any adjournments thereof.

  The close of business on January 17, 1995 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting shall be open to the examination of any stockholder during ordinary business hours at the offices of the Company at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206.

  Information concerning the matters to be acted upon at the Meeting is set forth in the accompanying Proxy Statement.

  STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                           By Order of the Board of Directors

                                                   Jeannette P. Meier
                                                        Secretary

Dallas, Texas
January 27, 1995

                            STERLING SOFTWARE, INC.
                         8080 NORTH CENTRAL EXPRESSWAY
                                   SUITE 1100
                              DALLAS, TEXAS 75206

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 16, 1995

  This Proxy Statement is being first mailed on January 27, 1995 to stockholders of Sterling Software, Inc. (the "Company" or "Sterling") by the Board of Directors to solicit proxies (the "Proxies") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Energy Club, 8080 North Central Expressway, Dallas, Texas, on Thursday, March 16, 1995, at 10:00 a.m., local time, or at such other time and place to which the Meeting may be adjourned.

  The purpose of the Meeting is to consider and act upon (i) the election of three Class B directors for terms expiring in 1998; (ii) a proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 50,000,000 shares to 75,000,000 shares; (iii) a proposal to amend the Company's Incentive Stock Option Plan (the "Incentive Plan") and Non-Statutory Stock Option Plan (the "Non-Statutory Plan") to increase the number of shares of the Company's Common Stock available for issuance upon the exercise of options granted under the Incentive Plan from 1,750,000 shares to 2,000,000 shares, and under the Non-Statutory Plan from 4,000,000 shares to 4,875,000 shares; and (iv) such other matters as may properly come before the Meeting or any adjournments thereof.

  All shares represented by valid Proxies, unless the stockholder otherwise specifies, will be voted FOR (i) the election of the three persons named under "Election of Directors" as nominees for election as Class B directors of the Company for terms expiring in 1998; (ii) the proposal to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 50,000,000 shares to 75,000,000 shares; (iii) the proposal to amend the Incentive Plan and Non-Statutory Plan; and (iv) at the discretion of the Proxy holders with regard to any other matter that may properly come before the Meeting or any adjournment thereof. Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly.

  The Proxy may be revoked at any time by providing written notice of such revocation to The First National Bank of Boston, Shareholder Services Division, P.O. Box 1628, Boston, Massachusetts 02105-9903, which notice must be received prior to 5:00 p.m., local time, March 9, 1995. If notice of revocation is not received by such date, a stockholder may nevertheless revoke a Proxy if he attends the Meeting and desires to vote in person.

                       RECORD DATE AND VOTING SECURITIES

  The record date for determining the stockholders entitled to vote at the Meeting was the close of business on January 17, 1995 (the "Record Date"), at which time the Company had issued and outstanding approximately 23,376,159 shares of Common Stock, $.10 par value ("Common Stock"), and 200,000 shares of Series B Junior Preferred Stock ("Junior Preferred"), which Junior Preferred is entitled to one vote per share with respect to each matter to be acted upon at the Meeting (the Common Stock and the Junior Preferred are sometimes collectively referred to herein as the "Voting Shares"). The Voting Shares constitute the only outstanding voting securities of the Company entitled to be voted at the Meeting.

                               QUORUM AND VOTING

  The presence at the Meeting, in person or by Proxy, of the holders of a majority of the outstanding Voting Shares is necessary to constitute a quorum. Each Voting Share represented at the Meeting, in person or by Proxy, will be counted toward a quorum. Each Voting Share is entitled to one vote with respect to each matter (including election of directors) to be voted on at the Meeting.

  Approval of the proposal to elect the three nominees to serve as Class B directors requires the affirmative vote of the holders of a majority of the Voting Shares present, in person or by Proxy, at the Meeting, provided that a quorum is present. Votes may be cast in favor or withheld with respect to such proposal. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such proposal and, therefore, will not affect the outcome of the vote on such proposal.

  Approval of the proposal to amend the Company's Certificate of Incorporation requires the affirmative vote of a majority of the outstanding Voting Shares. Abstentions on such proposal may be specified and will have the same effect as a vote against such proposal.

  In order to comply with Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), approval of the proposed amendments to the Incentive Plan and the Non-Statutory Plan requires the favorable vote of the holders of a majority of the Voting Shares present, or represented, and entitled to vote at the Meeting. Under the rules of the New York Stock Exchange (the "NYSE"), at least a majority of the Voting Shares must be voted with respect to the proposal to amend the Incentive Plan and Non-Statutory Plan, and approval of such proposal requires the affirmative vote of the holders of a majority of the Voting Shares so voted. Abstentions on such proposal may be specified and will have the same effect as a vote against such proposal.

                       PROPOSAL I--ELECTION OF DIRECTORS

  There are three Class B directors to be elected for terms expiring at the Company's Annual Meeting of Stockholders in 1998 or until their successors have been elected and qualified. It is intended that the names of the persons indicated in the following table will be placed in nomination and that the persons named in the Proxy will vote for their election. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, in case any nominee shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the Proxy holders will have discretionary authority in that instance to vote the Proxy for a substitute. Proxies cannot be voted for more than three nominees.

  The nominees are as follows:

                   NAME                   AGE             POSITION
                   ----                   ---             --------
 CLASS B NOMINEES--TERMS EXPIRING IN 1998
    Phillip A. Moore.....................  52 Executive Vice President, Chief
                                               Technology Officer and Director
    Charles J. Wyly, Jr. (1)(2)..........  61 Vice Chairman of the Board and
                                               Director
    Michael C. French....................  51 Director

  The present directors of the Company whose terms will expire after 1995 are as follows:

                   NAME                    AGE             POSITION
                   ----                    ---             --------
 CLASS C DIRECTORS--TERMS EXPIRING IN 1996
    Sam Wyly (1)(2).......................  60 Chairman of the Board, Chairman
                                                of the Stock Option Committee,
                                                Chairman of the Executive
                                                Committee and Director
    Sterling L. Williams (1)(2)...........  51 President, Chief Executive
                                                Officer and Director
    Donald R. Miller, Jr. (4).............  40 Director
 CLASS A DIRECTORS--TERMS EXPIRING IN 1997
    Robert J. Donachie (3)(4).............  66 Director
    Evan A. Wyly..........................  33 Vice President and Director
    Robert E. Cook (3)....................  53 Director
    Francis A. Tarkenton..................  54 Director

- --------
(1)Member of the Executive Committee

(2)Member of the Stock Option Committee

(3)Member of the Audit Committee

(4)Member of the 1994 Stock Option Committee

  Sam Wyly co-founded Sterling in 1981 and has served as Chairman of the Board and a director since its formation. In 1963, Mr. Wyly founded University Computing Company, a computer software and services company, and served as President or Chairman from 1963 until 1979. Mr. Wyly co-founded Earth Resources Company, an oil refining and silver and gold mining company, and served as its Executive Committee Chairman from 1968 to 1980. Mr. Wyly and his brother, Charles J. Wyly, Jr., bought the 20 restaurant Bonanza Steakhouse chain in 1967. It grew to approximately 600 restaurants by 1989, during which time he served as Chairman. Mr. Wyly currently serves as Chairman of Michaels Stores, Inc., a specialty retail chain, and as President of Maverick Capital, Ltd., an investment fund management company. Sam Wyly is the father of Evan A. Wyly, a director of Sterling.

  Charles J. Wyly, Jr. co-founded Sterling in 1981 and has served as a director since its formation. Effective November 1984, Mr. Wyly was elected Vice Chairman of the Board. Mr. Wyly served as an officer and director of University Computing Company from 1964 to 1975, including President from 1969 to 1973. Mr. Wyly and his brother, Sam Wyly, founded Earth Resources Company and Charles J. Wyly, Jr. served as Chairman of the Board from 1968 to 1980. Mr. Wyly served as Vice Chairman of the Bonanza Steakhouse chain from 1967 to 1989. Mr. Wyly currently serves as Vice Chairman of the Board of Michaels Stores, Inc. and as Chairman of Maverick Capital, Ltd. Charles J. Wyly, Jr. is the father-in-law of Donald R. Miller, Jr., a director of Sterling.

  Sterling L. Williams co-founded Sterling in 1981 and has served as President, Chief Executive Officer and a director of Sterling since its formation. Mr. Williams also currently serves as a director of Cimage Corporation, a privately held provider of document management systems, and INPUT, an information technology market research company.

  Phillip A. Moore co-founded Sterling in 1981 and has served as a director since such time, as Executive Vice President, Technology from July 1993 until December 1994 and as Executive Vice President, Chief Technology Officer since December 1994. Prior to July 1993, Mr. Moore served as Senior Vice President, Technology of Sterling.

  Robert J. Donachie has served as a director of Sterling since May 1983. He has been principally employed as a private business consultant since March 1981.

  Michael C. French has served as a director of Sterling since July 1992. He has been a partner with the law firm of Jackson & Walker, L.L.P since 1976. Since September 1992, Mr. French has served as a director of Michaels Stores, Inc. Mr. French also currently serves as a Managing Director of Maverick Capital, Ltd.

  Evan A. Wyly has served as a director of Sterling since July 1992 and as a Vice President of Sterling since December 1994. Mr. Wyly is a Managing Director of Maverick Capital, Ltd. Prior to joining Maverick Capital, Ltd., Mr. Wyly served as a Vice President of Michaels Stores, Inc. from December 1991 to October 1993. In June 1988, Mr. Wyly founded Premier Partners Incorporated, a private investment firm, and served as President prior to joining Michaels Stores, Inc. Mr. Wyly also serves as a director of Michaels Stores, Inc. and Xscribe Corp., a high-technology information management company.

  Robert E. Cook has served as a director of Sterling since July 1993. From 1981 until July 1993, Mr. Cook served as Chairman and a director of Systems Center, Inc., a computer software company formerly listed on the New York Stock Exchange, which was acquired by Sterling in July 1993 ("Systems Center"), and from 1981 until February 1993 he served as Chief Executive Officer of Systems Center. Mr. Cook currently also serves as a director of ROADSHOW International, Inc., a privately held provider of computer-based routing solutions for private fleet operations.

  Donald R. Miller, Jr. has served as a director of Sterling since September 1993. Mr. Miller has served as Vice President--Market Development of Michaels Stores, Inc. since November 1990 and as a director of Michaels Stores, Inc. since September 1992. Prior to November 1990, Mr. Miller served as Director of Real Estate of Michaels Stores, Inc. Mr. Miller also serves on the Board of Directors of Xscribe Corp.

  Francis A. Tarkenton has served as a director of the Company since November 1994. From December 1986 until November 1994, Mr. Tarkenton served as Chairman of the Board and Chief Executive Officer of KnowledgeWare, Inc. ("KnowledgeWare"), a leading provider of applications development software and services formerly listed on the NASDAQ National Market System, which was acquired by Sterling in November 1994. Mr. Tarkenton served as a director of KnowledgeWare since December 1986 when Tarkenton Software, Inc. ("Tarkenton Software") was merged with KnowledgeWare. He was a founder and served as President and a director of Tarkenton Software from its incorporation in 1977 until its merger with KnowledgeWare. Mr. Tarkenton is also a director of Coca Cola Enterprises, Inc.

                       BOARD OF DIRECTORS AND COMMITTEES

  The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during its fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors or its authorized committees met 26 times and acted by unanimous written consent 17 times during the 1994 fiscal year. During the 1994 fiscal year, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

  The Board of Directors has established audit, executive and stock option committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during the 1994 fiscal year are described below.

  Audit Committee. The Audit Committee recommends to the Board of Directors the appointment of the firm selected to be independent public accountants for the Company and monitors the performance of such firm; reviews and approves the scope of the annual audit and evaluates with the independent public accountants the Company's annual audit and annual consolidated financial statements; reviews with management the status of internal accounting controls; evaluates problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and evaluates public financial reporting documents of the Company. Messrs. Robert J. Donachie and Robert E. Cook currently are members of the Audit Committee. The Audit Committee met two times during the 1994 fiscal year.

  Executive Committee. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except on those matters for which the Board of Directors has specifically reserved authority to itself and except those matters specifically reserved to the full Board by law. Messrs. Sam Wyly (Chairman), Charles J. Wyly, Jr. and Sterling L. Williams currently are members of the Executive Committee. The Executive Committee acted by unanimous written consent nine times during the 1994 fiscal year. The Executive Committee held responsibility for determining executive compensation for fiscal 1994.

  Stock Option Committee. The Stock Option Committee administers the Company's Incentive Plan, Non-Statutory Plan and 1992 Non-Statutory Stock Option Plan (the "1992 Non-Statutory Plan"). The Stock Option Committee has the power, subject to certain restrictions set forth in such plans, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be exercisable. Messrs. Sam Wyly (Chairman), Charles J. Wyly, Jr. and Sterling L. Williams currently are members of the Stock Option Committee. The Stock Option Committee met 20 times and acted by unanimous written consent one time during the 1994 fiscal year.

  1994 Stock Option Committee. The 1994 Stock Option Plan Committee (the "1994 Stock Option Committee") administers the Company's 1994 Non-Statutory Stock Option Plan (the "1994 Non-Statutory Plan"). The 1994 Stock Option Committee has the power, subject to certain restrictions set forth in the 1994 Non-Statutory Plan, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which options shall be exercisable. Messrs. Robert J. Donachie and Donald R. Miller, Jr. currently are members of the 1994 Stock Option Committee. The 1994 Stock Option Committee acted by unanimous written consent two times during the 1994 fiscal year.

  The Company does not have a nominating or compensation committee. The functions customarily attributable to a nominating committee are performed by the Board of Directors as a whole, and the functions customarily attributable to a compensation committee generally are performed by the Executive Committee.

                PROPOSAL II--INCREASE IN AUTHORIZED COMMON STOCK

  The Board of Directors has unanimously approved, subject to the consideration and approval of the stockholders of the Company, a proposed amendment to the Company's Certificate of Incorporation increasing the number of shares of Common Stock authorized for issuance from 50,000,000 shares to 75,000,000 shares.

  The Board of Directors believes that this amendment is in the best interests of the Company and its stockholders because it would provide greater flexibility to the Board of Directors to issue additional equity securities, for example, to raise additional capital or to facilitate possible future acquisitions. Although the Company actively considers mergers, acquisitions and other transactions that may involve the issuance of additional shares of Common Stock (any one or more of which may be under consideration or acted upon at any given time), the Company does not have any agreements, commitments or understandings that would involve the issuance of additional shares of Common Stock in amounts that would exceed the number of currently authorized but unissued shares.

  As of December 31, 1994, after giving effect to (i) an aggregate of 10,660,686 shares of Common Stock reserved for issuance upon exercise of options granted or which may be granted under stock option plans of the Company or assumed by the Company in connection with the acquisitions of Systems Center and KnowledgeWare, (ii) an aggregate of 312,667 shares of Common Stock reserved for issuance upon exercise of warrants issued by Sterling or assumed by Sterling in connection with the acquisitions of Systems Center and KnowledgeWare, and (iii) 4,056,437 shares of Common Stock reserved for issuance upon conversion of the Company's 5 3/4% Convertible Subordinated Debentures Due 2003, Sterling had approximately 11,715,000 shares of Common Stock available for issuance. The availability of an adequate supply of authorized and unissued shares of Common Stock provides the Company flexibility by allowing shares to be issued, for example, in connection with possible future financings or acquisitions, without the expense and delay of a stockholders meeting, unless stockholder approval is otherwise required.

  The Board of Directors has unanimously approved an increase in the number of shares of authorized Common Stock to 75,000,000 shares and is seeking approval of such an increase by the stockholders. If the increase is approved, generally, no stockholder approval would be solicited for the issuance of all or any portion of such additional shares of Common Stock unless required by law or any rules or regulations to which the Company is subject, including the rules of the NYSE. Any issuance which does not require stockholder approval may be authorized by the Board of Directors. The rules of the NYSE currently require stockholder approval prior to the taking of the following actions: (i) the acquisition, directly or indirectly, of property or assets from a director, officer or substantial security holder of the Company if the number of shares of Common Stock to be issued in connection with the acquisition exceeds 1% of the number of shares of Common Stock, or 1% of the voting power, outstanding prior to the acquisition; (ii) the establishment of a stock option or other plan pursuant to which Common Stock may be acquired by directors or officers, except for warrants or rights distributed generally to stockholders of the Company or broadly-based plans or arrangements including other employees (unless such warrants, rights, broadly-based plans or arrangements would result in the issuance of shares in excess of the limitations set forth in (iii) below); (iii) the issuance of shares of Common Stock, other than a public offering for cash, if (a) such shares will have voting power equal to or in excess of 20% of the voting power outstanding prior to the issuance or (b) the number of shares to be issued will be equal to or in excess of 20% of the number of shares of Common Stock outstanding prior to the issuance; and (iv) an issuance of Common Stock that would result in a change of control of the Company, within the meaning of the rules of the NYSE.

     PROPOSAL III--AMENDMENTS TO THE INCENTIVE PLAN AND NON-STATUTORY PLAN

  Amendments to the Incentive Plan and Non-Statutory Plan (collectively, the "Stock Option Plan Amendments") have been unanimously adopted by the Board of Directors, subject to the approval of stockholders, and are intended to increase the number of shares of Common Stock available for issuance upon exercise of options granted under the Incentive Plan from 1,750,000 shares to 2,000,000 shares, and under the Non-Statutory Plan from 4,000,000 shares to 4,875,000 shares. Members of the Company's management and Board of Directors have indicated that they will vote all shares held by them in favor of the Stock Option Plan Amendments and believe approval would be in the best interests of the Company and its stockholders.

  The Board of Directors believes that the continued success of the Company depends upon its ability to attract and retain highly qualified and competent key employees and advisors, including officers and directors, and that stock options enhance that ability and provide motivation to key employees and advisors to advance the interests of the Company and its stockholders. As a result of the acquisition of KnowledgeWare in November 1994, the number of employees of Sterling Software increased from approximately 3,000 at September 30, 1994 to approximately 3,500 at December 31, 1994, and management anticipates future growth. Although in connection with such acquisition the Company assumed the stock option plans of KnowledgeWare (the "KnowledgeWare Plans"), such plans were assumed for the sole purpose of administering outstanding options granted by KnowledgeWare. As a result, the Stock Option Committee does not have authority to make future grants under the KnowledgeWare Plans. As of December 31, 1994, approximately 65 individuals held options under the KnowledgeWare Plans. In addition, as of December 31, 1994, only 79,413 shares of Common Stock remained available for grant under the Incentive Plan and 280,304 shares of Common Stock remained available for grant under the Non-Statutory Plan. The Company expects to continue to issue options under these plans in the ordinary course of business and in connection with possible future acquisitions, to attract, retain and motivate key employees and advisors in a competitive environment as it deems such issuances appropriate. The Board of Directors believes that an increase in the number of shares authorized for issuance under these plans is necessary to facilitate the Company's growth and for the Company to continue to benefit from such plans.

GENERAL

  The Company's Incentive Plan was adopted in March 1983 by the Company's stockholders for the benefit of the Company's key employees, including officers, and since that date, 460 employees have participated in the Incentive Plan. As of December 31, 1994, approximately 560 persons were eligible for participation in the Incentive Plan, of which 163 persons were participating. Options granted pursuant to the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), for favorable tax treatment to the optionees. The Incentive Plan, as amended to date, provides for the grant of options to acquire up to 1,750,000 shares of the Company's Common Stock. At December 31, 1994, options under the Incentive Plan to purchase 958,713 shares of Common Stock were outstanding and options to purchase 79,413 shares of Common Stock remained available for grant. Unless extended or earlier terminated by action of the Board of Directors, the Incentive Plan will terminate on December 31, 2003.

  The Company's Non-Statutory Plan for key employees and advisors, including officers and directors of the Company, was adopted by the Company's stockholders in March 1983, and since that date, 133 individuals have participated in the Non-Statutory Plan. As of December 31, 1994, approximately 625 persons were eligible for participation in the Non-Statutory Plan, of which 21 persons were participating. Options granted pursuant to the Non-Statutory Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. The Non-Statutory Plan, as amended to date, provides for the grant of options to acquire up to 4,000,000 shares of the Company's Common Stock. At December 31, 1994, options under the Non-Statutory Plan to purchase 2,761,650 shares of Common Stock were outstanding and options to purchase 280,304 shares of Common Stock remained available for grant. Unless extended or earlier terminated by action of the Board of Directors, the Non-Statutory Plan will terminate on December 31, 2011.

  The exercise price of each option granted under the Incentive Plan and the Non-Statutory Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant.

SUMMARY OF THE INCENTIVE PLAN

  General

  A copy of the Incentive Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix A. The following is a brief summary of certain provisions of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan.

  Current Provisions of the Incentive Plan. The Board of Directors has delegated its authority to administer the Incentive Plan to the Stock Option Committee consisting of Messrs. Sam Wyly (Chairman), Charles J. Wyly, Jr. and Sterling L. Williams. The Stock Option Committee generally has the authority to fix the terms and number of options to be granted and the employees to receive the options. The Incentive Plan provides that options must be exercised within ten years from the date of grant (or five years in the case of options granted to employees owning more than 10% of the outstanding capital stock of the Company). Options issued under the Incentive Plan are generally exercisable in cumulative annual installments of one-fourth of the shares covered by the grant commencing one year after the date of grant and generally expire five years from the date of grant, except in the event of the termination from employment, disability or death of the optionee. The Incentive Plan provides the Stock Option Committee with sole discretion to include in each option agreement such provisions regarding exercisability of options following termination of a participant's employment for any reason (including termination due to death or disability) as the Stock Option Committee, in its sole discretion, deems to be appropriate.

  With respect to options granted after December 31, 1986, the maximum aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which options are exercisable for the first time by any employee during any calendar year may not exceed $100,000. The exercise price of each option granted under the Incentive Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% in the case of options granted to employees owning more than 10% of the outstanding capital stock of the Company). The closing price of the Company's Common Stock on January 23, 1995, as reported on the New York Stock Exchange, was $36 5/8 per share. The option exercise price may be paid in shares of Common Stock owned by the option holders, in cash or in any other form of valid consideration or a combination of any of the foregoing as determined by the Stock Option Committee in its discretion.

  The Incentive Plan currently places the following limitations on options granted to eligible directors in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act: (a) the maximum aggregate number of shares of Common Stock which may be issued pursuant to options granted to all directors as a group under the Incentive Plan cannot exceed 50% of the aggregate number of shares of Common Stock for which options may be granted under the Incentive Plan; (b) the purchase price for shares of Common Stock acquired pursuant to the exercise, in whole or in part, of any option granted to a director must be 100% of the fair market value of the Common Stock on the date of grant of such option; (c) options granted to directors pursuant to the Incentive Plan may be granted only during the term of the Incentive Plan; (d) options granted to directors pursuant to the Incentive Plan cannot be exercisable for a period of twelve calendar months from the date of grant of such options; and (e) options granted to directors pursuant to the Incentive Plan must expire no later than five years from the date on which the options are granted. Upon the Company's adoption of new Rule 16b-3 promulgated under
Section 16 of the Exchange Act with respect to the Incentive Plan (which is currently anticipated to occur on or around September 1, 1995), the current Rule 16b-3 limitations on grants to all directors will be removed.

  Proposed Amendment. The Board of Directors has unanimously approved an amendment to the Incentive Plan to increase the number of shares of Common Stock that may be issued upon the exercise of options granted under the Incentive Plan from 1,750,000 shares to 2,000,000 shares.

  Summary of Certain Federal Income Tax Consequences of the Incentive Plan. No taxable income is realized by a participant and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. If a participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the issuance of the shares upon exercise of the incentive stock option and more than two years after the date of the grant of the incentive stock option ("holding period"), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the holding period, the participant will realize ordinary income and the Company will be entitled to a deduction on the portion of the gain, if any, equal to the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the stock, provided, however, that the deduction will not be allowed if such amount exceeds the annual one million dollar limitation on the deduction that an employer may claim for compensation of certain executives pursuant to Section 162(m) of the Code (the "Deduction Limitation") and does not satisfy an exception to the Deduction Limitation. The Incentive Plan is not currently designed to satisfy an exception to the Deduction Limitation. Any further gain or loss will be taxable as a long-term or short-term capital gain or loss depending upon the holding period before disposition. Certain special rules apply if an incentive stock option is exercised by tendering stock.

  The difference between the incentive stock option exercise price and the fair market value, at the time of exercise, of the Common Stock acquired upon the exercise of an incentive stock option may give rise to alternative minimum taxable income subject to an alternative minimum tax. Special rules also may apply in certain cases where there are subsequent sales of shares in disqualifying dispositions and to determine the basis of the stock for purposes of computing alternative minimum taxable income on a subsequent sale of the shares.

  Issuances of Options under the Incentive Plan

  The following table sets forth certain information regarding options received under the Incentive Plan from its inception through December 31, 1994 by (i) the Company's Chief Executive Officer, (ii) each of the Company's four other most highly compensated executive officers for fiscal 1994 individually, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (v) each nominee for election as a director,
(vi) each associate of any of the persons listed in (i)-(v) above, (vii) each person who has received 5% or more of such options and (viii) all employees, including current officers who are not executive officers, as a group.

                                                  AGGREGATE
                                                  AMOUNT OF
                                                    COMMON
                                                    STOCK
                                                   SUBJECT
                                                      TO
                                                  INCENTIVE
                                                     PLAN
                                                   OPTIONS
                                                   GRANTED
                                                     FROM
                                                  INCEPTION
                                                   THROUGH
                                                   DECEMBER
           NAME OF INDIVIDUAL OR GROUP             31, 1994(1)
           ---------------------------            ---------
 Sam Wyly........................................         0
 Sterling L. Williams............................         0
 Werner L. Frank.................................    30,000
 Warner C. Blow..................................    67,307
 Charles J. Wyly, Jr.............................         0
 Phillip A. Moore................................    13,000
 Michael C. French...............................         0
 Donald R. Miller, Jr............................         0
 Evan A. Wyly....................................         0
 All current executive officers as a group.......   287,564
 All current directors who are not executive
  officers as a group............................         0
 All employees, including current officers who
  are not executive officers, as a group (2)..... 2,183,754

- --------

(1) Includes options that expired or were terminated prior to their exercise and that became eligible to be regranted under the terms of the Incentive Plan, except for such options for which replacement options were issued under the Incentive Plan on or about the date of such termination or expiration.

(2) Includes options granted to current executive officers and to current directors who are not executive officers.

  The amounts that would be receivable by the individuals or groups named in the table above under the Incentive Plan as proposed to be amended are not determinable at this time.

SUMMARY OF THE NON-STATUTORY PLAN

  General

  A copy of the Non-Statutory Plan, as proposed to be amended, is attached to this Proxy Statement as Appendix B. The following is a brief summary of certain provisions of the Non-Statutory Plan and is qualified in its entirety by reference to the full text of the Non-Statutory Plan.

  Current Provisions of the Non-Statutory Plan. The Board of Directors has delegated its authority to administer the Non-Statutory Plan to the Stock Option Committee consisting of Messrs. Sam Wyly (Chairman), Charles J. Wyly, Jr. and Sterling L. Williams. The Stock Option Committee generally has the authority to fix the terms and number of options to be granted and the individuals to receive the options. Options issued under the Non-Statutory Plan are generally exercisable in cumulative annual installments of one-fourth of the shares covered by the grant commencing one year after the date of grant and generally expire five years from the date of grant, except in the event of the termination from employment, disability or death of the optionee. The Non-Statutory Plan provides the Stock Option Committee with sole discretion to include in each option agreement such provisions regarding exercisability of options following termination of a participant's employment or service as a director or advisor for any reason (including termination due to death or disability) as the Stock Option Committee, in its sole discretion, deems to be appropriate.

  The exercise price of each option granted under the Non-Statutory Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant. The closing price of the Company's Common Stock on January 23, 1995, as reported on the New York Stock Exchange, was $36 5/8 per share. The option exercise price may be paid in shares of Common Stock owned by the option holders, in cash or in any other form of valid consideration or a combination of any of the foregoing as determined by the Stock Option Committee in its discretion.

  The Non-Statutory Plan currently places the following limitations on options granted to eligible directors in order to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act: (a) the maximum aggregate number of shares of Common Stock which may be issued pursuant to options granted to all directors as a group under the Non-Statutory Plan cannot exceed 50% of the aggregate number of shares of Common Stock for which options may be granted under the Non-Statutory Plan; (b) the purchase price for shares of Common Stock acquired pursuant to the exercise, in whole or in part, of any option granted to a director must be 100% of the fair market value of the Common Stock on the date of grant of such option; (c) options granted to directors pursuant to the Non-Statutory Plan may be granted only during the term of the Non-Statutory Plan; (d) options granted to directors pursuant to the Non-Statutory Plan cannot be exercisable for a period of twelve calendar months from the date of grant of such options; and (e) options granted to directors pursuant to the Non-Statutory Plan must expire no later than five years from the date on which the options are granted. Upon the Company's adoption of new Rule 16b-3 promulgated under Section 16 of the Exchange Act with respect to the Non-Statutory Plan (which is currently anticipated to occur on or around September 1, 1995), the current Rule 16b-3 limitations on grants to all directors will be removed, and grants under such plan to non-employee directors will be made solely pursuant to the following formula: each non-employee director elected or appointed to the Board will receive, at the time of his or her initial election or appointment, an automatic grant of options to purchase 40,000 shares of Common Stock. In addition, during the term of the Non-Statutory Plan, each non-employee director will receive an additional automatic grant of options to purchase 40,000 shares of Common Stock every five years on the anniversary date of his or her initial election or appointment to the Board, beginning on the fifth anniversary of his or her initial election or appointment to the Board; provided that such non-employee director has served continuously as a director of the Company since the date of his or her initial election or appointment to the Board. The exercise price of each option will be equal to the fair market value of the Common Stock on the date of grant. Each option will become exercisable in cumulative annual installments of one-fourth of the shares covered by the grant commencing one year after the date of grant and will expire five years from the date of grant; provided that each option will become immediately exercisable with respect to 100% of the shares covered by the grant in the event of a change of control. A change of control is deemed to occur (i) when any person, other than Sam Wyly or Charles J. Wyly, Jr., or an affiliate of either of them, becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding securities, (ii) if, during any three consecutive years, individuals who constitute the Board of Directors at the beginning of such period cease to constitute a majority of the Board of Directors or (iii) upon the occurrence of any event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (such events are herein referred to as a "Change of Control"). Except for such automatic grants, non-employee directors will not be eligible to receive options under the Non-Statutory Plan. The Stock Option Committee will not have the authority to fix the terms and number of options granted under the Non-Statutory Plan to non-employee directors.

  Proposed Amendment. The Board of Directors has unanimously approved an amendment to the Non-Statutory Plan to increase the number of shares of Common Stock that may be issued upon the exercise of options granted under the Non-Statutory Plan from 4,000,000 shares to 4,875,000 shares.

  Summary of Certain Federal Income Tax Consequences of the Non-Statutory Plan. No taxable income generally is realized by the participant upon the grant of a non-statutory stock option, and no deduction generally is then available to the Company. Upon exercise of a non-statutory stock option, the excess of the fair market value of the shares on the date of exercise over the exercise price will be taxable to the participant as ordinary income. Such amount will also be deductible by the Company unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. The Non-Statutory Plan is not currently designed to satisfy an exception to the Deduction Limitation. The tax basis of shares acquired by the participant will be the fair market value on the date of exercise. When a participant disposes of shares acquired upon exercise of a non-statutory stock option, any amount realized in excess of the fair market value of the shares on the date of exercise generally will be treated as a capital gain and will be long-term or short-term, depending on the holding period of the shares. The holding period commences upon exercise of the non-statutory stock option. If the amount received is less than such fair market value, the loss will be treated as a long-term or short-term capital loss, depending on the holding period of the shares. The exercise of a non-statutory stock option will not trigger the alternative minimum tax consequences applicable to incentive stock options.

  Issuances of Options under the Non-Statutory Plan

  The following table sets forth certain information regarding options received under the Non-Statutory Plan from its inception through December 31, 1994 by
(i) the Company's Chief Executive Officer, (ii) each of the Company's four other most highly compensated executive officers for fiscal 1994 individually,
(iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group, (v) each nominee for election as a director, (vi) each associate of any of the persons listed in (i)-(v) above,
(vii) each person who has received 5% or more of such options and (viii) all employees, including current officers who are not executive officers, as a group.

                                                  AGGREGATE
                                                  AMOUNT OF
                                                    COMMON
                                                    STOCK
                                                   SUBJECT
                                                   TO NON-
                                                  STATUTORY
                                                     PLAN
                                                   OPTIONS
                                                   GRANTED
                                                     FROM
                                                  INCEPTION
                                                   THROUGH
                                                   DECEMBER
           NAME OF INDIVIDUAL OR GROUP             31, 1994(1)
           ---------------------------            ---------
 Sam Wyly........................................         0
 Sterling L. Williams............................   640,000
 Werner L. Frank.................................   329,000
 Warner C. Blow..................................   357,693
 Charles J. Wyly, Jr.............................         0
 Phillip A. Moore................................   230,000
 Michael C. French...............................    75,000
 Donald R. Miller, Jr............................         0
 Evan A. Wyly....................................    40,000
 All current executive officers as a group....... 3,005,436
 All current directors who are not executive
  officers as a group............................   155,000
 All employees, including current officers who
  are not executive officers, as a group (2)..... 4,064,293

- --------

(1) Includes options that expired or were terminated prior to their exercise and that became eligible to be regranted under the Non-Statutory Plan, except for (i) such options for which replacement options were issued under the Non-Statutory Plan on or about the date of such expiration or termination and (ii) such options granted in tandem with options granted under the Incentive Plan, the terms of which options provided that the exercise of options issued under one plan would reduce the number of shares exercisable under the tandem options issued under the other plan on a share for share basis.

(2) Includes options granted to current executive officers and to current directors who are not executive officers.

  The amounts that would be receivable by the individuals or groups named in the table above under the Non-Statutory Plan as proposed to be amended are not determinable at this time.

                PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

  The following table sets forth information as of December 31, 1994 regarding the beneficial ownership of capital stock of the Company by each person known by the Company to own 5% or more of the outstanding shares of each class of the Company's capital stock, each director of the Company, the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for fiscal 1994 and the directors and executive officers of the Company as a group. The persons named in the table have sole voting and investment power with respect to all shares of capital stock owned by them, unless otherwise noted.

                                                          AMOUNT AND
                                                          NATURE OF      PERCENT
   NAME OF BENEFICIAL                                     BENEFICIAL       OF
   OWNER OR GROUP (1)             TITLE OF CLASS          OWNERSHIP       CLASS
   ------------------             --------------          ----------     -------
Sam Wyly................. Common Stock                      995,954(2)     4.2%
                          Series B Junior Preferred Stock    49,997(3)    25.0%
Charles J. Wyly, Jr...... Common Stock                    1,013,590(4)     4.3%
                          Series B Junior Preferred Stock   124,993(5)    62.5%
Evan A. Wyly............. Common Stock                       72,754(6)      *
                          Series B Junior Preferred Stock    25,010       12.5%
The Wyly Group........... Common Stock                    1,709,544(7)     7.2%
                          Series B Junior Preferred Stock   174,990       87.5%
Sterling L. Williams..... Common Stock                    1,454,000(8)     5.9%
Phillip A. Moore......... Common Stock                       32,149(9)      *
Robert J. Donachie....... Common Stock                       21,100(10)     *
Michael C. French........ Common Stock                       27,050(11)     *
Warner C. Blow........... Common Stock                       57,600(12)     *
Werner L. Frank.......... Common Stock                       70,937(13)     *
Donald R. Miller, Jr..... Common Stock                       10,000(14)     *
Robert E. Cook........... Common Stock                      275,319(15)    1.2%
Francis A. Tarkenton..... Common Stock                      229,636(16)     *
Lorne House Trust
Limited.................. Common Stock                    1,451,588(17)    6.2%
FMR Corp................. Common Stock                    2,255,317(18)    9.4%
Edward C. Johnson 3d..... Common Stock                    2,255,317(19)    9.4%
Directors and Executive
 Officers
 as a Group.............. Common Stock                    4,216,938(20)   16.3%
                          Series B Junior Preferred Stock   200,000        100%

- -------
  * Less than 1%.

 (1) The address of Sam Wyly, Charles J. Wyly, Jr., Evan A. Wyly, The Wyly Group and Sterling L. Williams is 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206. The address of Lorne House Trust Limited is Lorne House, Castletown, Isle of Man, British Isles. The address of FMR Corp. and Edward C. Johnson 3d is 82 Devonshire Street, Boston, Massachusetts 02109.

 (2) Includes 257,342 shares directly owned by family trusts of which Sam Wyly is trustee and an aggregate of 438,612 shares held of record by two limited partnerships of which Sam Wyly is general partner. Also includes 300,000 shares purchasable pursuant to an option. Does not include an aggregate of 1,661,725 shares beneficially owned by three separate irrevocable trusts established by Sam Wyly. Sam Wyly disclaims beneficial ownership of the excluded shares.

 (3) Directly owned by family trusts of which Sam Wyly is trustee.

 (4) Includes 307,016 shares directly owned by family trusts of which Charles
     J. Wyly, Jr. is trustee and 556,574 shares held of record by two limited partnerships of which Charles J. Wyly, Jr. is general partner. Also includes 150,000 shares purchasable pursuant to an option. Does not include an aggregate of 789,863 shares beneficially owned by two separate irrevocable non-grantor trusts established by Charles J. Wyly, Jr. Charles J. Wyly, Jr. disclaims beneficial ownership of the excluded shares.

 (5) Directly owned by family trusts of which Charles J. Wyly, Jr. is trustee.

 (6) Includes 20,000 shares purchasable pursuant to an option.

 (7) The Wyly Group consists of Sam Wyly, Charles J. Wyly, Jr. and Maverick Entrepreneurs Fund, Ltd., a limited partnership of which Sam Wyly and Charles J. Wyly, Jr. are general partners.

 (8) Includes 1,450,000 shares purchasable pursuant to options.

 (9) Includes 150 shares directly held by Mr. Moore's son.

(10) Includes 20,000 shares purchasable pursuant to an option.

(11) Includes 26,250 shares purchasable pursuant to options and 800 shares held in a retirement account directed by Michael C. French.

(12) Includes 56,250 shares purchasable pursuant to options.

(13) Includes 69,750 shares purchasable pursuant to options and 90 shares held in escrow in connection with the Company's acquisition of KnowledgeWare.

(14) All of such shares are purchasable pursuant to an option.

(15) Includes 268,819 shares purchasable pursuant to options. Does not include 33,688 shares purchasable pursuant to options beneficially owned by Mr. Cook's wife. Mr. Cook disclaims beneficial ownership of the excluded shares.

(16) Includes 26,449 shares purchasable pursuant to options and 5,734 shares owned by the Tarkenton Group, Inc., which is wholly owned by Mr. Tarkenton. Also includes 40,687 shares (including 1,148 of the Tarkenton Group, Inc. shares) held in escrow in connection with the Company's acquisition of KnowledgeWare.

(17) Based on an amendment to Schedule 13D filed with the Securities and Exchange Commission dated December 7, 1992 and the Company's subsequent issuance of 983,588 shares of Common Stock upon the exercise of warrants by Lorne House Trust Limited as trustee of two irrevocable non-grantor trusts established by Sam Wyly and Charles J. Wyly, Jr., respectively.

(18) Based on an amendment to Schedule 13G filed with the Securities and Exchange Commission dated February 11, 1994, which was filed as if all shares owned by either FMR Corp. or Edward C. Johnson 3d were owned by both on a joint basis. FMR Corp., through its subsidiaries Fidelity Management and Research Company and Fidelity Management Trust Company, owns 617,877 shares by virtue of the assumed conversion of an aggregate of $17,517,000 principal amount of the Company's 5 3/4% Convertible Subordinated Debentures due 2003. FMR Corp. has reported sole voting power with respect to 108,478 shares of Common Stock and sole dispositive power with respect to 2,255,317 shares of Common Stock.

(19) Based on an amendment to Schedule 13G filed with the Securities and Exchange Commission dated February 11, 1994, which was filed as if all shares owned by either FMR Corp. or Edward C. Johnson 3d were owned by both on a joint basis. Mr. Johnson is a reporting person by virtue of his status as Chairman of FMR Corp. Mr. Johnson has reported that he has no voting power with respect to any shares of Common Stock and has sole dispositive power with respect to 2,255,317 shares of Common Stock.

(20) In addition to the ownership of the directors and executive officers listed in the table and more fully described in footnotes (2) through
     (16), includes the following shares beneficially owned by executive officers not named in the table: 242,696 shares purchasable pursuant to options and 1,324 shares held in escrow in connection with the Company's acquisition of KnowledgeWare.

                            MANAGEMENT COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during fiscal 1994.

                                                                     LONG TERM COMPENSATION
                                                                  -----------------------------
                                 ANNUAL COMPENSATION                     AWARDS         PAYOUTS
                             -----------------------------------  --------------------- -------
                                                                             SECURITIES
                                                                  RESTRICTED UNDERLYING
       NAME AND                                     OTHER ANNUAL    STOCK     OPTIONS/   LTIP    ALL OTHER
      PRINCIPAL              SALARY      BONUS      COMPENSATION  AWARDS(S)     SARS    PAYOUTS COMPENSATION
       POSITION         YEAR   ($)      ($)(1)         ($)(2)        ($)       (#)(3)     ($)      ($)(2)
- ----------------------  ---- -------    -------     ------------  ---------- ---------- ------- ------------
Sterling L. Williams,   1994 650,000    400,000       127,701(4)      --        -0-       --       39,771(5)
 President, Chief
 Executive              1993 600,000    300,000        30,695         --        -0-       --       29,423
 Officer and Director   1992 550,000    250,000        33,978         --      500,000     --       36,271
Sam Wyly,               1994 770,000(6) 400,000         3,025         --        -0-       --       70,660(7)
 Chairman of the Board  1993 710,000(6) 300,000        33,212         --      300,000     --       62,581
 and Director           1992 650,000(6) 300,000        23,474         --      667,000     --       75,198
Charles J Wyly, Jr.,    1994 385,000(8) 200,000           582         --        -0-       --       62,718(9)
 Vice Chairman of the   1993 355,000(8) 150,000         1,986         --      150,000     --       28,385
 Board and Director     1992 325,000(8) 150,000         9,543         --      333,000     --       26,633
Warner C. Blow,         1994 315,000    246,614(10)      --           --       50,000     --        4,598(11)
 Executive Vice         1993 290,000    170,000          --           --      100,000     --       12,823
 President              1992 270,000    267,684          --           --      125,000     --        6,866
Werner L. Frank,        1994 335,000    190,001(10)      --           --      100,000     --       18,415(12)
 Executive Vice         1993 310,000    158,873          --           --      125,000     --       18,710
 President              1992 285,000    358,342          --           --       77,000     --       17,742

- --------
 (1) Reflects bonus earned during the fiscal year. In some instances, all or a portion of the bonus was paid during the next fiscal year.

 (2) Reflects Other Annual Compensation and All Other Compensation earned during the fiscal year. In some instances, such compensation was paid during the next fiscal year.
 (3) Reflects options to acquire shares of Common Stock. The Company has not granted stock appreciation rights.
 (4) Includes $55,710 paid for medical reimbursement.
 (5) Consists of $10,371 in Company contributions to the Company's Savings and Security Plan and $29,400 in premiums on a universal life insurance policy for Mr. Williams' benefit.
 (6) Includes fees of $385,000, $355,000 and $325,000 paid to Sam Wyly in 1994,
     1993 and 1992, respectively, for his service as Chairman of the Board of Directors of the Company.
 (7) Consists of $5,914 in Company contributions to the Company's Savings and Security Plan and $64,746 in premiums on a universal life insurance policy for Sam Wyly's benefit.
 (8) Includes fees of $192,500, $177,500 and $162,500 paid to Charles J. Wyly, Jr. in 1994, 1993 and 1992, respectively, for his service as Vice Chairman of the Board of Directors of the Company.

 (9) Consists of $7,061 in Company contributions to the Company's Savings and Security Plan and $55,657 in premiums on a universal life insurance policy for Charles J. Wyly, Jr.'s benefit.
(10) Does not include bonus in the form of incentive travel earned in fiscal 1994, but not yet taken, the cost of which is not yet estimable.
(11) Consists of $4,598 in Company contributions to the Company's Savings and Security Plan.
(12) Consists of $3,285 in Company contributions to the Company's Savings and Security Plan and $15,130 in premiums on a universal life insurance policy for Mr. Frank's benefit.

OPTION GRANTS DURING 1994 FISCAL YEAR

  The following table provides information related to options granted to the named executive officers during fiscal 1994.

                                                                                 POTENTIAL REALIZABLE VALUE
                                                                                   AT ASSUMED ANNUAL RATES
                                                                                       OF STOCK PRICE
                                                                                   APPRECIATION FOR OPTION
                                INDIVIDUAL GRANTS                                         TERM (1)
 ------------------------------------------------------------------------------- ---------------------------
                            NUMBER OF     % OF TOTAL
                           SECURITIES    OPTIONS/SARS
                           UNDERLYING     GRANTED TO  EXERCISE OR
                          OPTIONS/SARS   EMPLOYEES IN BASE PRICE    EXPIRATION
          NAME           GRANTED (#) (2) FISCAL YEAR  ($/SH) (3)       DATE         5% ($)       10% ($)
          ----           --------------- ------------ ----------- -------------- ------------ --------------
Sterling L. Williams....           0           --         --            --            --            --
Sam Wyly................           0           --         --            --            --            --
Charles J. Wyly, Jr.....           0           --         --            --            --            --
Warner C. Blow..........      50,000(4)       9.6%      $29.00    April 14, 1999 $    400,608 $      885,240
Werner L. Frank.........     100,000(4)      19.2%      $29.00    April 14, 1999 $    801,217 $    1,770,479

- --------
(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to four years.
(2) Reflects options to acquire shares of Common Stock. The Company has not granted stock appreciation rights.
(3) The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Stock Option Committee in its discretion.
(4) Options become exercisable with respect to 25% of the shares covered thereby on each of April 14, 1995, 1996, 1997 and 1998. In the event of a Change of Control of the Company, however, any unexercisable portion of the options will become immediately exercisable. The exercise price was equal to the fair market value of the Common Stock on the date of grant.

OPTION EXERCISES DURING 1994 FISCAL YEAR
 AND FISCAL YEAR END OPTION VALUES

  The following table provides information related to options and warrants exercised by the named executive officers during the 1994 fiscal year and the number and value of options and warrants held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                                                       NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED          IN-THE-MONEY
                                                           OPTIONS/SAR'S              OPTIONS/SAR'S
                            SHARES       VALUE             AT FY-END (#)            AT FY-END ($)(2)
                         ACQUIRED ON    REALIZED     -------------------------- -------------------------
          NAME           EXERCISE (#)    ($)(1)      EXERCISABLE  UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------  ----------    -----------  ------------- ----------- -------------
Sterling L. Williams....    11,000(3)  $  295,625      800,000         --       $10,437,500      --
Sam Wyly................    53,728(4)  $1,477,520(5)   300,000(6)      --       $ 3,562,500      --
Charles J. Wyly, Jr.....    98,320(7)  $2,703,800(8)   150,000(9)      --       $ 1,781,250      --
Warner C. Blow..........    81,250     $1,585,938       56,250       187,500    $   726,563  $1,850,000
Werner L. Frank.........    98,000(10) $2,352,500       69,750       232,250    $   900,469  $1,842,656

- --------
(1) Value is calculated based on the difference between the option or warrant exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates.
(2) The closing price for the Company's Common Stock as reported by the New York Stock Exchange on September 30, 1994 was $31.00. Value is calculated on the basis of the difference between the option or warrant exercise price and $31.00 multiplied by the number of shares of Common Stock underlying the option or warrant.
(3) Shares were acquired upon exercise of warrants.
(4) Shares were acquired upon exercise of warrants by two trusts of which Sam Wyly is trustee.
(5) On April 15, 1992, Sam Wyly transferred to a trust warrants to purchase an aggregate of 644,725 shares of Common Stock, which warrants were exercised during fiscal 1994. Value realized upon exercise of the warrants by the trust was $17,729,938. Sam Wyly disclaims beneficial ownership of the shares of Common Stock held by such trust.
(6) Does not include currently exercisable options to purchase 667,000 shares of Common Stock transferred by Sam Wyly to two trusts in fiscal 1993. The exercise price of each of the options transferred was $18.875 per share. Sam Wyly disclaims beneficial ownership of the shares of Common Stock subject to the options held by such trusts.
(7) Shares were acquired upon exercise of warrants by five trusts of which Charles J. Wyly, Jr. was trustee at the time of exercise. Since such time, the trustee of one of such trusts has been changed from Charles J. Wyly, Jr. to Sam Wyly. Such trust exercised warrants to purchase 26,864 shares of Common Stock during fiscal 1994.
(8) On April 15, 1992, Charles J. Wyly Jr. transferred to a trust warrants to purchase 338,863 shares of Common Stock, which warrants were exercised during fiscal 1994. Value realized upon exercise of the warrants by the trust was $9,318,733. Charles J. Wyly Jr. disclaims beneficial ownership of the shares of Common Stock held by such trust.
(9) Does not include currently exercisable options to purchase 333,000 shares of Common Stock transferred by Charles J. Wyly, Jr. to a trust in fiscal 1993. The exercise price of each of the options transferred was $18.875 per share. Charles J. Wyly, Jr. disclaims beneficial ownership of the shares of Common Stock held by such trust.
(10) Shares were acquired upon exercise of warrants.

COMPENSATION OF DIRECTORS

  Messrs. Cook, Donachie, French and Miller were entitled to receive an annual fee of $25,000 plus $2,500 for each meeting of the Board of Directors and authorized committee of the Board of Directors that they attended during fiscal 1994. Prior to the commencement of his employment with the Company on May 1,

1994, Evan Wyly received an annual Board of Directors fee of $25,000, a total of $5,000 for his attendance at two meetings of the Board of Directors and $12,000 for his services in evaluating investment alternatives. Additionally, during fiscal 1994, Sam Wyly and Charles J. Wyly, Jr. received annual directors' fees of $385,000 and $192,500 in their capacities as Chairman and Vice Chairman of the Board, respectively. Messrs. Williams and Moore do not receive separate compensation for their service as directors. For fiscal 1995, Messrs. Cook, Donachie, French, Miller and Tarkenton are entitled to receive an annual fee of $30,000 plus $3,000 for each meeting of the Board of Directors and authorized committee of the Board of Directors that they attend. In addition, all directors of the Company are eligible to receive options under the Company's stock option plans, except that options under the Incentive Plan may be granted only to directors who are employees. During fiscal 1994, Mr. Moore received an option to purchase 50,000 shares of Common Stock.

  Since January 1, 1994, Mr. French has received a non-refundable retainer of $15,000 per month for his assistance in significant acquisitions and other matters.

  On July 2, 1993, the Company entered into a one year Consultation Agreement with REC Enterprises, Inc., a Delaware corporation of which Robert E. Cook is President ("REC"), pursuant to which REC received a fee of $240,000. On July 2, 1994, the Company entered into a two year Consultation Agreement with REC, pursuant to which REC is entitled to receive a monthly fee of $20,000 for the term of the agreement. In consideration for such fee, REC must serve in an advisory capacity to the President of the Company for the purpose of making certain financial and strategic recommendations. The agreement may be terminated by REC at any time and by the Company in the event of the death of Mr. Cook. In addition, Mr. Cook receives $6,000 per year as an employee of the Company in order to fulfill certain obligations to Mr. Cook in effect prior to July 1, 1993 (the date on which the Company acquired Systems Center). The Board of Directors of the Company deems such salary to be in the nature of a deferred compensation arrangement.

  On December 1, 1994, the Company entered into a three year Consultation Agreement with Francis A. Tarkenton, pursuant to which Mr. Tarkenton is entitled to receive a monthly fee of $25,000 for the term of the agreement. In consideration for such fee, Mr. Tarkenton must serve in an advisory capacity to the President of the Company for the purpose of making certain financial and strategic recommendations regarding the Company's applications development business. At the request of the President, Mr. Tarkenton is required to engage in strategic planning and represent the Company in certain mergers and acquisitions and at trade shows, user group meetings, quota clubs, professional association meetings and meetings with prospective and current clients. In addition, Mr. Tarkenton receives an allowance of $3,000 per month for office and secretarial assistance relating to the performance of his duties under the agreement. The agreement may be terminated by Mr. Tarkenton at any time. During such three year period, Mr. Tarkenton will also be paid $10,000 per year as an employee of the Company in order to fulfill certain obligations to Mr. Tarkenton in effect prior to November 30, 1994 (the date on which the Company acquired KnowledgeWare). Such amount will be deducted from the amounts paid under the Consultation Agreement.

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

  On July 7, 1987, the Company entered into agreements with Sam Wyly, Charles
J. Wyly, Jr. and Sterling L. Williams, executive officers of the Company (such agreement with Sterling L. Williams being sometimes referred to herein as the "1987 Agreement"), which agreements provide for employment of such persons by the Company upon the occurrence of a Change of Control. The 1987 Agreement expires five years after the date of the Change of Control and requires the Company to pay to such officer, if his employment is terminated within such five-year period, a sum equal to five times such officer's salary, bonus and benefits during the twelve-month period immediately preceding termination. The agreements between the Company and Sam Wyly and the Company and Charles J. Wyly, Jr. each expire seven years after the date of the Change of Control and each require the Company to pay such officer, if his employment is terminated within such seven-year period, a sum equal to seven times such officer's salary, bonus and benefits during the twelve-month period immediately preceding termination, provided that such termination payments made pursuant thereto shall not exceed $6.5 million for Sam Wyly and $3.25 million for Charles J. Wyly, Jr.

  Effective January 1, 1993, the Company entered into an employment agreement with Sterling L. Williams (the "Employment Agreement"), which provides for an annual base salary of $600,000 and certain personal benefits plus such bonuses or other benefits and annual increases on which the Company and Mr. Williams may agree. Effective October 1, 1993, Mr. Williams' base salary was increased to $650,000. Upon termination of Mr. Williams' employment by (i) the Company or
(ii) Mr. Williams as a result of a reduction of his compensation or of the nature or scope of his authority and duties, the Employment Agreement will automatically be converted into a five-year consulting agreement. In such event, Mr. Williams shall be entitled to continue receiving compensation and certain benefits at the levels specified in the Employment Agreement. Prior to the expiration of its five-year term, the consulting agreement may be terminated by Mr. Williams at any time and by the Company at Mr. Williams' death. In the event of termination of Mr. Williams' employment following a Change of Control, at Mr. Williams' option, the terms of the 1987 Agreement will govern the termination. In the event of a Change of Control following conversion of the Employment Agreement into a consulting agreement, Mr. Williams will have the option of terminating the consulting agreement and, thereafter, will be entitled to receive in one lump sum the aggregate amount of all compensation due through the unexpired portion of the five-year consulting agreement.

  On October 1, 1989, the Company entered into an agreement with Warner C. Blow, an executive officer of the Company (the "1989 Agreement"), which agreement provides for employment of Mr. Blow by the Company upon a Change of Control of the Company. The 1989 Agreement expires three years after the date of the Change of Control and requires the Company to pay Mr. Blow, if his employment is terminated within such three-year period, a sum equal to 300% of his salary, bonus and benefits during the twelve-month period immediately preceding termination.

  Effective January 1, 1993, the Company entered into an employment agreement with Mr. Blow, which agreement provides for the continued compensation of Mr. Blow in the event that the Company terminates his employment. Such agreement will expire three years after the date on which notice of termination is given to Mr. Blow by the Company. Such agreement requires the Company to continue to pay Mr. Blow, upon his termination from employment by the Company, for 36 months, the salary, bonus and certain benefits in effect prior to his termination from employment. In the event of termination of employment following a Change of Control, at Mr. Blow's option, the terms of his 1989 Agreement will govern termination.

  Effective December 1, 1994, the Company entered into an employment agreement with Werner L. Frank, which provides for an annual base salary of $250,000 and certain personal benefits. Such agreement will continue in effect so long as Mr. Frank shall live or until terminated by him.

REPORT OF THE EXECUTIVE AND STOCK OPTION COMMITTEES OF THE
 BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  Overview and Philosophy. The Company is engaged in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, the Company believes that providing executive compensation that is tied in part to operating performance enables the Company to attract and retain key employees.

  During fiscal 1994, the members of the Executive Committee held primary responsibility for determining executive compensation levels. The Executive Committee, as part of its review and consideration of executive compensation, took into account, among other things, the following goals:

     . Provision of incentives and rewards that will attract and retain highly qualified and productive people;

     . Motivation of employees to high levels of performance;

     . Differentiation of individual pay based on performance;

     . Ensuring external competitiveness and internal equity; and

     . Alignment of Company, employee and stockholder interests.

  To achieve these goals, the Company's executive compensation policies integrate annual base compensation with bonuses based on operating performance, with a particular emphasis on attainment of planned objectives, and on individual initiatives and performance. Compensation through stock options is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long-term success of the Company. When granting stock options, the Stock Option Committee and 1994 Stock Option Committee (the "Stock Option Committees") evaluate a number of criteria, including the recipient's level of cash compensation, years of service with the Company, position with the Company, the number of unexercised options held by the recipient, and other factors. The Stock Option Committees have not established a formula to assign specific weights to any of these factors when making their determinations.

  Chief Executive Officer's Compensation for Fiscal 1994. The Company's Chief Executive Officer, Sterling L. Williams, is compensated in accordance with his Employment Agreement entered into effective January 1, 1993. Such agreement provides for an annual base salary of $650,000 and certain benefits plus such bonuses or other benefits and annual increases on which the Company and Mr. Williams may agree. Because there was no pre-established formula for determining Mr. Williams' bonus for fiscal 1994, the Executive Committee exercised its judgment in awarding Mr. Williams' fiscal 1994 bonus of $400,000. The Company's fiscal 1994 year-end results reflected record revenue and profit performance in each of the Company's major worldwide markets. Revenue increased 14% in fiscal 1994 over fiscal 1993, and earnings per share increased 89% in fiscal 1994 over fiscal 1993 before restructuring charges, an extraordinary item and the cumulative effect of a change in accounting principle recorded in fiscal 1993. In addition, the Executive Committee took into account Mr. Williams' key role in several acquisitions by the Company, most notably the acquisition of KnowledgeWare. Based on these factors, the Executive Committee concluded that Mr. Williams' outstanding performance for the Company merited his bonus.

  Compensation of Executive Officers. Compensation of the Company's executive officers is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various benefits. Each element has a somewhat different purpose and all of the determinations of the Executive and Stock Option Committees regarding the appropriate form and level of executive compensation, including compensation of the Chief Executive Officer, were ultimately judgments based on such committees' ongoing assessment and understanding of the computer software and services industry, the Company and the Company's executive officers. In determining salaries for executive officers in fiscal 1994, the Executive Committee took into account individual experience and performance of its executive officers, as well as the Company's operating performance for fiscal 1994 and the attainment of financial and strategic objectives. Specifically, the Executive Committee and Stock Option Committees took into consideration the same types of factors (such as revenue and earnings per share) as considered with respect to the Chief Executive Officer. In addition, the Company establishes for each fiscal year a plan for group presidents (the "Group Presidents Plan"), which is based on operating profits. All group presidents (including, during the Company's fiscal year 1994, Warner Blow and Werner Frank) are eligible to participate in the Group Presidents Plan and, pursuant to such plan, they receive a salary as well as a bonus that is calculated as a percentage of the operating profits for their respective groups. No group president will be eligible for a bonus, however, unless his or her group meets certain minimum performance criteria. In addition, because the Group Presidents Plan does not constitute an employment agreement, a participant's employment and participation in such plan may be terminated by the Chief Executive Officer at any time.

  The Company maintains four stock option plans for its executives, as well as its key employees and directors, which plans are administered by the Stock Option Committees. The Incentive Plan and Non-Statutory Plan are discussed under "Proposal III--Amendments to the Incentive Plan and Non-Statutory Plan." In May 1992, the Board of Directors adopted the 1992 Non-Statutory Plan. The 1992 Non-Statutory Plan, as amended to date, provides for the grant of options to acquire up to 4,610,000 shares of the Company's

Common Stock. The 1992 Non-Statutory Plan was adopted as a "broad-based" plan and, unlike the Incentive Plan and Non-Statutory Plan, it is not intended to qualify for special treatment under Section 16 of the Exchange Act. The primary difference between options granted under the 1992 Non-Statutory Plan and the Incentive Plan and Non-Statutory Plan (in addition to treatment under Section
16) is with respect to transferability of options. Under the 1992 Non-Statutory Plan, options may be transferred by the optionee upon five days prior written notice to the Company. The Stock Option Committees believe that the grant of options aligns executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return and enables executives to develop and maintain a significant long-term ownership position in the Company's Common Stock. All stock options granted during fiscal 1994 were granted at fair market value on the date of grant.

  In August 1993, as part of the Omnibus Budget Reconciliation Act of 1993, new
Section 162(m) of the Code was enacted, which section provides for an annual one million dollar limitation on the deduction that an employer may claim for compensation of certain executives. New Section 162(m) of the Code provides exceptions to the Deduction Limitation, and it is the intent of the Executive Committee and the 1994 Stock Option Committee to qualify for such exceptions to the extent feasible and in the best interests of the Company. The Company's 1994 Non-Statutory Plan is intended to meet the Performance Based Compensation Exception to the Deduction Limitation. No options were granted under the 1994 Non-Statutory Plan during fiscal 1994.

  This report is submitted by the members of the Executive, Stock Option and 1994 Stock Option Committees:

                                                                    1994
                                     STOCK OPTION               STOCK OPTION
        EXECUTIVE COMMITTEE           COMMITTEE                   COMMITTEE
        -------------------      --------------------       ---------------------
              Sam Wyly                 Sam Wyly              Robert J. Donachie
        Charles J. Wyly, Jr.     Charles J. Wyly, Jr.       Donald R. Miller, Jr.
        Sterling L. Williams     Sterling L. Williams

EXECUTIVE AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During fiscal 1994, the members of the Executive Committee were primarily responsible for determining executive compensation, and the members of the Stock Option Committees made decisions related to stock option grants to executive officers. The following executive officers, who also are members of the Executive, Stock Option and/or 1994 Stock Option Committees, participated in deliberations concerning executive officer compensation: Sam Wyly, Charles
J. Wyly, Jr., Sterling L. Williams, Robert J. Donachie and Donald R. Miller,
Jr.

  Sam Wyly and Charles J. Wyly, Jr. are executive officers and members of the Executive Committees, Stock Option Committees and Boards of Directors of both the Company and Michaels Stores, Inc. Additionally, Sam Wyly and Charles J. Wyly, Jr. are members of the compensation committee of the Michaels Stores, Inc. Board of Directors. Accordingly, Sam Wyly and Charles J. Wyly, Jr. have participated in decisions related to compensation of executive officers of each of the Company and Michaels Stores, Inc.

  During fiscal 1994, Sam Wyly was indebted to the Company for non-interest bearing advances of $169,027, which were repaid to the Company on December 23, 1993. As of December 31, 1994, Sterling L. Williams was indebted to the Company for $1,128,993, which represented the then outstanding balance of and accrued interest on a promissory note executed effective January 1, 1992, and advances payable to the Company. The promissory note bears interest at an annual rate of 4.69% and is payable in varying installments through its final maturity date at December 31, 2000. The largest amounts of indebtedness outstanding since the beginning of the Company's last fiscal year for Sam Wyly and Mr. Williams were $169,027 and $1,128,993, respectively.

  During fiscal 1994, the Company paid $235,899 to Maverick Capital, Ltd. ("Maverick") pursuant to an investment management services agreement, which was terminated in May 1994. In addition, during fiscal 1994, the Company had invested $15 million in an investment partnership managed by Maverick, which investment was withdrawn in May 1994. Maverick is owned by Sam Wyly, Charles J. Wyly. Jr., Evan A. Wyly and various Wyly family trusts, including a trust for the benefit of the wife of Donald R. Miller, Jr. In addition, Michael C. French is a managing director of, and has an income interest in, Maverick.

  From time to time the Company leases charter aircraft from a company owned by Sam Wyly and Charles J. Wyly, Jr., for travel by the Company's senior management in the course of the Company's business. The Company pays for the use of such aircraft at competitive market rates. For travel during fiscal 1994, such payments totalled $236,349. Such payments for travel from the beginning of fiscal 1995 through December 31, 1994 totalled $27,747.

STOCK PERFORMANCE CHART

  The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock during the five fiscal years ended September 30, 1994 with the cumulative total return on the S&P 500 Index and the S&P Computer Software and Services Index. The comparison assumes $100 was invested on September 30, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                         [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG STERLING SOFTWARE, INC., THE S & P 500 INDEX
                AND THE S & P COMPUTER SOFTWARE & SERVICES INDEX



                                              S&P         S&P Computer
Measurement period              Sterling      500      Software & Services
(Fiscal Year Covered)           Software     Index            Index
- ---------------------           --------     -----     -------------------
Measurement PT -
09/89                             $100        $100            $100

FYE 09/90                         $ 71        $ 91            $ 64
FYE 09/91                         $182        $119            $ 99
FYE 09/92                         $208        $132            $121
FYE 09/93                         $295        $149            $161
FYE 09/94                         $382        $155            $192




- --------
* $100 INVESTED ON SEPTEMBER 30, 1989 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING SEPTEMBER 30.

PENSION PLAN TABLE

  Informatics Supplemental Executive Retirement Plan II ("SERP II"). In connection with its acquisition of Informatics General Corporation in 1985, the Company has retained the Informatics SERP II. The annual benefit payable upon retirement at age 65 or above under SERP II is equal to the lesser of the following amounts: (1) .00167 times the participant's total months of service times "earnings" (i.e., the average of salary plus any bonuses under other profit sharing plans for the three consecutive years of highest compensation) or (2) 50% of "earnings" less the annuity equivalent of the participant's account balance under the Sterling Software, Inc. Subsidiary Retirement Plan at the termination of such plan in December 1989 plus the annuity equivalent of the assumed Company matching contribution under the Company's Savings and Security Plan for such year. Benefits paid under SERP II are adjusted in the event of disability or retirement prior to age 65. Benefits are also adjusted annually, upward or downward, to the extent that the increase or decrease, if any, in the Consumer Price Index for the preceding calendar year over the Consumer Price Index for the next preceding calendar year exceeds 5%. As of December 31, 1994, Mr. Warner Blow had accrued approximately twenty years of service under SERP II. None of the other executive officers named in the Summary Compensation Table participate under SERP II. Amounts paid under SERP II are taxable as income. SERP II is not funded and benefits are paid as they become due.

  The following table shows the estimated annual benefits payable upon retirement at age 65 to participants in SERP II for the indicated levels of average annual compensation and various periods of service, assuming no future changes in such plan and based upon .00167 times the participant's total months of service times "earnings":

                                                   YEARS OF SERVICE
                                      ------------------------------------------
            REMUNERATION                15      20       25       30       35
            ------------              ------- ------- -------- -------- --------
$200,000............................. $60,000 $80,000 $100,000 $100,000 $100,000
 225,000.............................  67,500  90,000  112,500  112,500  112,500
 250,000.............................  75,000 100,000  125,000  125,000  125,000
 300,000.............................  90,000 120,000  150,000  150,000  150,000
 350,000............................. 105,000 140,000  175,000  175,000  175,000
 400,000............................. 120,000 160,000  200,000  200,000  200,000

                              CERTAIN TRANSACTIONS

  During fiscal 1994, Geno P. Tolari, Executive Vice President of the Company, was indebted to the Company pursuant to a loan that bore interest at an annual rate of 1% above the prime rate of interest and was due and payable on July 13, 1995. The largest amount of indebtedness outstanding since the beginning of the Company's last fiscal year for Mr. Tolari was $137,858. Mr. Tolari repaid such indebtedness to the Company on January 10, 1994.

  Jackson & Walker, L.L.P, a law firm of which Michael C. French is a partner, provides legal services to the Company. Since January 1, 1993, the Company has not been charged by such firm for any time spent by Mr. French on any Company matters.

  The Company leases office space in Reston, Virginia from a partnership of which Mr. Cook is general partner and in which Mr. Cook has a 53% interest. The lease agreement was entered into by Systems Center in May 1985 and will expire in 2001. Rent payments for the Company's fiscal year ended September 30, 1994 totalled $3,543,382. Rent payment from the beginning of fiscal 1995 through December 31, 1994 totalled $896,442. The Company has no further option to extend the lease, but does have a right of first offer if the building is offered for sale.

                            SECTION 16 REQUIREMENTS

  Section 16(a) of the Exchange Act requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it with respect to fiscal 1994, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with, except that Albert K. Hoover, an executive officer of the Company, filed one late report covering one transaction.

                              INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as independent auditors to examine the Company's accounts for the 1995 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

  Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be considered for inclusion in the Proxy Statement and Proxy relating to the 1996 Annual Meeting of Stockholders, such proposals must be received by the Company not later than September 29, 1995. Such proposals should be directed to Sterling Software, Inc., Suite 1100, 8080 North Central Expressway, Dallas, Texas 75206,
Attention: Secretary.

                                 OTHER BUSINESS

  The Board of Directors knows of no matter other than those described herein that will be presented for consideration at the Meeting. However, should any other matters properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote in accordance with their best judgment in the interest of the Company.

                                 MISCELLANEOUS

  All costs incurred in the solicitation of Proxies will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit Proxies by telephone, telegraph or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. In addition, Georgeson & Company has been retained by the Company to aid in the solicitation of Proxies and will solicit Proxies by mail, telephone, telegraph and personal interview and may request brokerage houses and nominees to forward soliciting material to beneficial owners of Common Stock. For these services, Georgeson & Company will be paid fees not to exceed $10,000 plus expenses.

  The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994, which includes financial statements (the "Annual Report"), accompanies this Proxy Statement. The Annual Report is not to be deemed part of this Proxy Statement.

  A COPY OF THE COMPANY'S ANNUAL REPORT, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, BUT NOT INCLUDING EXHIBITS, WILL BE FURNISHED AT NO CHARGE TO EACH PERSON TO WHOM A PROXY STATEMENT IS DELIVERED UPON RECEIPT OF A WRITTEN OR ORAL REQUEST OF SUCH PERSON ADDRESSED TO STERLING SOFTWARE, INC., ATTN: ANNE VAHALA, VICE PRESIDENT, INVESTOR RELATIONS, 8080 NORTH CENTRAL EXPRESSWAY, SUITE 1100, DALLAS, TEXAS 75206 (TELEPHONE: (214) 891-8600).

                                          By Order of the Board of Directors

                                               Jeannette P. Meier
                                                    Secretary

Dallas, Texas
January 27, 1995

                                                                      APPENDIX A

                            STERLING SOFTWARE, INC.

                          INCENTIVE STOCK OPTION PLAN

                  (AS AMENDED, THROUGH DECEMBER 19, 1994)

  1. Purpose. The purpose of the Incentive Stock Option Plan of Sterling Software, Inc. (the "Plan") is to provide key employees with a proprietary interest in Sterling Software, Inc., a Delaware corporation, and its subsidiaries (the "Company") through the granting of options ("Option" or "Options") to purchase shares of the Company's authorized Common Stock, par value $0.10 per share ("Common Stock"), in order to:

    a. Increase the interest in the Company's welfare of those key employees who share primary responsibility for the management, growth and protection of the business of the Company;

    b. Furnish an incentive to such employees to continue their services for the Company; and

    c. Provide a means through which the Company may attract able persons to enter its employment.

  It is intended that Options issued pursuant to this Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986.

  With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action of the Committee (as defined in Section 2) fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors" or "Board") or by a Stock Option Committee (the "Stock Option Committee") consisting of such number of directors as are appointed by the Board from time to time in accordance with the requirements of Rule 16b-3. As used herein, "Committee" shall mean the Board or the duly appointed Stock Option Committee, as applicable. No member of the Committee shall take any action with respect to Options granted to such member. The Board of Directors shall choose an additional member or members of the Board to serve on the Committee for the sole purpose of making decisions pursuant to the Plan with regard to the member of the Committee receiving the Options. Except as otherwise provided by the terms of this Plan or by the Board, the Committee shall have all the power and authority of the Board hereunder.

  The Committee shall have full and final authority in its discretion, but subject to the provisions of the Plan, to determine from time to time the individuals to whom Options shall be granted and the number of shares to be covered by each Option; to determine the time or times at which Options shall be granted; to interpret the Plan and the instruments by which Options will be evidenced; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced; with the consent of the Participant (as defined in Section
3), to modify or amend any Option agreement or waive any conditions or restrictions applicable to any Option or the exercise thereof; and to make all other determinations necessary or advisable for the administration of the Plan.

  3. Eligibility. The Committee may, from time to time, select particular employees from among those key employees of the Company and any subsidiary of the Company to whom Options are to be granted, and upon the grant of such Options, the selected employees shall become Participants in the Plan. As used herein the term "Participant" means an eligible employee as described in this Section who accepts an Option, or the estate, personal representative or beneficiary thereof having the right to exercise an Option pursuant to its terms. Employees are eligible hereunder if they are employed by the Company or any of its subsidiaries on a full-time basis and are compensated for such employment by a regular salary. There shall be included as eligible employees members of the Board who are also salaried officers or employees of the Company.

  4. Number of Shares Available for Options. The shares of Common Stock subject to Options granted pursuant to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares that by reason of the expiration of an Option, or for any other reason, are no longer subject to purchase pursuant to an Option granted under the Plan, and shares from time to time rendered in payment of the exercise price of Options, may be made subject to additional Options granted pursuant to the Plan. The maximum aggregate number of shares of Common Stock that may be issued from time to time pursuant to the exercise of Options granted pursuant to the Plan shall be 2,000,000; provided that the Committee may adjust the number of shares available for Options, the number of shares subject to and the exercise price of Options granted hereunder to effect a change in capitalization of the Company, such as a stock dividend, stock split, share combination, exchange of shares, merger, consolidation, reorganization, liquidation, or the like, of or by the Company.

  5. The Grant of Options. Options granted hereunder shall be evidenced by written stock option agreements containing such terms and provisions as are recommended and approved from time to time by the Committee, but subject to and not more favorable than the terms of the Plan. The Committee may from time to time require additional terms which the Committee deems necessary or advisable. The Company shall execute stock option agreements upon instruction from the Committee.

  6. Maximum Amount of Stock Subject to Options. The maximum aggregate fair market value (determined as of the time the Option is granted) of the Common Stock with respect to which Options are exercisable for the first time by any employee during any calendar year (under all incentive stock option plans of the Company and its subsidiaries) shall not exceed $100,000. This limitation shall apply to all Options granted under the Plan after December 31, 1986.

  7. Option Exercise Price. The purchase price of Common Stock subject to an Option granted pursuant to the Plan shall be determined by the Committee on the date of the grant. The price shall not be less than 100% of the fair market value of the Common Stock on the date of the grant of the Option; provided, however, that if the Participant owns more than 10% combined voting power of all of the outstanding capital stock of the Company on the date of the grant, the exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of grant. The Committee shall determine the fair market value of the Common Stock on the date of the grant, and shall set forth the determination in its minutes.

  8. Exercise of Option.

    a. Options granted under the Plan may not be exercisable while there is outstanding any incentive stock option previously granted to the Participant. An Option will be considered outstanding until such Option is exercised in full or expires by reason of lapse of time. This Section 8.a. shall not apply to any Option granted to any employee pursuant to the Plan after December 31, 1986.

    b. An Option may not be exercised, nor may Common Stock be issued pursuant to the exercise of an Option, if any requisite action, approval or consent of any governmental authority of any kind having jurisdiction over the exercise of the Option shall not have been taken or secured. The term of each Option shall not be more than ten years from the date of grant; provided, however, that in the case of a Participant who owns greater than 10% of the Common Stock of the Company at the time the Option is granted, the term of the Option shall not be more than five years from the date of grant.

  9. Payment. Full payment for Common Stock purchased upon the exercise of the Option shall be made at the time of exercise. No Common Stock shall be issued until full payment has been made and a Participant shall have none of the rights of a stockholder until shares of Common Stock are issued to him. Any federal, state or local taxes required to be paid or withheld at the time of exercise shall also be paid or withheld in full prior to any delivery of shares of Common Stock upon exercise. Payment may be made in cash, in shares of Common Stock then owned by the Participant, or in any other form of valid consideration, or a combination of any of the foregoing, as required by the Committee in its discretion. Shares of Common Stock tendered in payment of the exercise price of any Options may be reissued to the Participant who tendered the shares of Common Stock as part of the shares of Common Stock issuable upon exercise of other Options granted from time to time pursuant to the Plan.

  10. Time of Granting of Option. The grant of an Option pursuant to the Plan shall be deemed to have occurred when the Stock Option Committee shall have adopted a resolution approving such grant. Such Option shall not be effective unless granted on or before December 31, 2003.

  11. Non-Transferability of Options. Options granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and may only be exercised during the lifetime of the Participant by such Participant.

  12. Rights in Event of Death or Disability of Participant. The Committee shall have discretion to include in each Option agreement such provisions regarding exercisability of the Options following the death or disability of the Participant as it, in its sole discretion, deems to be appropriate.

  13. Notice Upon Disposition. Participants shall immediately notify the Company upon sale of any Common Stock acquired pursuant to the exercise of an Option granted under the Plan if such sale occurs within two years from the date of the grant of the Option, or one year from the date of the exercise of the Option.

  14. Stock Purchased for Investment. At the discretion of the Committee, any Option agreement may provide that the Option holder shall, by accepting an Option, represent and agree on behalf of himself and his transferees by will or the laws of descent and distribution that all shares of Common Stock purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of an Option, the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of Common Stock are being acquired in good faith and for investment and not for resale or distribution.

  15. Termination of Option Rights and Awards. The Committee may provide in each Option agreement for the circumstances under which Options granted hereunder may terminate for any reason that the Committee, in its sole discretion, deems appropriate.

  16. Amendment or Discontinuation. The Plan may be amended, altered or discontinued by the Board or, if the Board has specifically delegated this authority to the Committee, by the Committee, without approval of the stockholders; provided that the Board or the Committee shall not have the power or authority, without approval of the stockholders, to change the employees or class of employees who are eligible to participate or the aggregate number of shares which may be issued pursuant to the exercise of the Options. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, Securities and Exchange Commission, National Association of Security Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading or other governmental or quasi-governmental agency having jurisdiction over the Company, its Common Stock or the Plan requires the Plan to be amended, the Plan will be amended at that time and all Options then outstanding will be subject to such amendment.

  17. Employment. This Plan and any Option granted under this Plan do not confer upon the Participant any right to be employed or to continue in the employ of the Company, nor does it in any way interfere with the right of the Company to terminate the employment of the Participant at any time.

  18. No Obligation to Exercise Option. The granting of an Option pursuant to the Plan shall not impose any obligation upon the Participant to exercise such Option.

  19. Termination. Unless sooner terminated by action of the Board, or, if the Board has specifically delegated its authority to terminate the Plan to the Committee, by the Committee, the Plan shall terminate on December 31, 2003, and no Options may be granted pursuant to the Plan after such date.

  20. Use of Proceeds. The proceeds derived from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

  21. Effective Date of the Plan. The Plan shall become effective and shall be deemed to have been adopted on December 19, 1994, subject only to ratification by the holders of at least a majority of the outstanding shares of voting stock of the Company twelve months before or after such date.

  22. Limitations on Options Granted to Directors. The following limitations shall apply to Options granted to directors in order to comply with Rule 16b-3(b)(1)(iii) promulgated under the Exchange Act :

    a. In addition to the limitations included in Sections 6 and 8 hereof, the maximum aggregate number of shares of Common Stock which may be issued pursuant to Options granted to all directors as a group under this Plan shall not exceed 50% of the aggregate shares of Common Stock for which Options may be granted under the Plan, subject to adjustment as provided in
  Section 4 hereof;

    b. The purchase price for shares of Common Stock acquired pursuant to the exercise, in whole or in part, of any Option shall be 100% of the fair market value of the Common Stock on the date of grant of such Option;

    c. Options granted to directors pursuant to the Plan may be granted only during the term of the Plan;

    d. Options granted to directors pursuant to the Plan shall not be exercisable for a period of twelve calendar months from the date of grant of such Options; and

    e. Options granted to directors pursuant to the Plan shall expire no later than five (5) years from the date on which the Options are granted.

  The limitations set forth in this Section 22 shall cease to apply effective as of the date of the Company's adoption with respect to this Plan of Rule 16b-3 as promulgated under the Exchange Act effective May 1991.

                                          STERLING SOFTWARE, INC.

                                          By: /s/  Sterling L. Williams
                                             ----------------------------------
                                                  Sterling L. Williams
                                              President and Chief Executive
                                                         Officer

                                                                      APPENDIX B

                            STERLING SOFTWARE, INC.

                        NON-STATUTORY STOCK OPTION PLAN

                  (AS AMENDED, THROUGH DECEMBER 19, 1994)

  1. Purpose. The purpose of the Non-Statutory Stock Option Plan of Sterling Software, Inc. (the "Plan") is to provide key employees and advisors with a proprietary interest in Sterling Software, Inc., a Delaware corporation, and its subsidiaries (the "Company") through the granting of options ("Option" or "Options") to purchase shares of the Company's authorized Common Stock, par value $0.10 per share ("Common Stock"), in order to:

    a. Increase the interest in the Company's welfare of those key employees and advisors who share primary responsibility for the management, growth and protection of the business of the Company;

    b. Recognize the contributions made by certain key employees and advisors to the Company's growth during its development stage;

    c. Furnish an incentive to such key employees and advisors to continue their services for the Company; and

    d. Provide a means through which the Company may attract able persons to engage as key employees and advisors.

  With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action by the Committee (as defined in Section 2) fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors" or "Board") or by a Stock Option Committee (the "Stock Option Committee") consisting of such number of directors as are appointed by the Board from time to time in accordance with the requirements of Rule 16b-3. As used herein, "Committee" shall mean the Board or the duly appointed Stock Option Committee, as applicable. No member of the Committee shall take any action with respect to Options granted to such member. The Board of Directors shall choose an additional member or members of the Board to serve on the Committee for the sole purpose of making decisions pursuant to the Plan with regard to the member of the Committee receiving the Options. Except as otherwise provided by the terms of this Plan or by the Board, the Committee shall have all the power and authority of the Board hereunder.

  The Committee shall have full and final authority in its discretion, but subject to the provisions of the Plan, to determine from time to time the individuals to whom Options shall be granted and the number of shares to be covered by each Option; to determine the time or times at which Options shall be granted; to interpret the Plan and the instruments by which Options will be evidenced; to make, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the instruments by which Options shall be evidenced; with the consent of the Participant (as defined in Section
3), to modify or amend any Option agreement or waive any conditions or restrictions applicable to any Option or the exercise thereof; and to make all other determinations necessary or advisable for the administration of the Plan. Non-employee members of the Board ("non-employee directors") shall not be eligible to receive Options under the Plan except as expressly provided in
Section 22.

  3. Participants. The Committee may, from time to time, select particular key employees and advisors of the Company, or of any subsidiary of the Company, to whom Options are to be granted, and upon the grant of such Options, the selected key employees and advisors shall become Participants in the Plan. As used herein, the term "Participant" means a key employee or advisor who accepts an Option, or the estate, personal representative or beneficiary thereof having the right to exercise an Option pursuant to its terms.

  4. Shares Subject to the Plan. The shares of Common Stock subject to Options granted pursuant to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock reacquired by the Company. Shares that by reason of the expiration of an Option, or for any other reason, are no longer subject to purchase pursuant to an Option granted under the Plan, and shares from time to time rendered in payment of the exercise price of Options, may be made subject to additional Options granted pursuant to the Plan. The maximum aggregate number of shares of Common Stock that may be issued from time to time pursuant to the Plan shall be 4,875,000; provided that the Committee may adjust the number of shares available for Options, the number of shares subject to and the exercise price of Options granted hereunder to effect a change in capitalization of the Company, such as a stock dividend, stock split, reverse stock split, share combination, exchange of shares, merger, consolidation, reorganization, liquidation, or the like, of or by the Company.

  5. Grant of Options. Options granted hereunder shall be evidenced by written stock option agreements containing such terms and provisions as are recommended and approved from time to time by the Committee, but subject to and not more favorable than the terms of the Plan. The Committee may from time to time require additional terms which the Committee deems necessary or advisable. The Company shall execute stock option agreements upon instruction from the Committee.

  6. Maximum Amount of Stock Subject to Options. Subject to Section 21, the maximum aggregate fair market value (determined as of the time the Option is granted) of the Common Stock for which any Participant may be granted Options in any calendar year shall be determined by the Committee in its discretion.

  7. Option Exercise Price. The purchase price of Common Stock subject to an Option granted pursuant to the Plan shall be no less than the fair market value of the Common Stock on the date of grant.

  8. Restrictions. The Committee may, but need not, at the time of granting of an Option or at any subsequent time impose such restrictions, if any, on issuance, voluntary disposition and release from escrow of any Options including, without limitation, permitting exercise of Options only in installments over a period of years.

  9. Payment. Full payment for Common Stock purchased upon the exercise of an Option shall be made at the time of exercise. No Common Stock shall be issued until full payment has been made and a Participant shall have none of the rights of a shareholder until shares of Common Stock are issued to him. Any federal, state or local taxes required to be paid or withheld at the time of exercise shall also be paid or withheld in full prior to any delivery of shares of Common Stock upon exercise. Payment may be made in cash, in shares of Common Stock then owned by the Participant, or in any other form of valid consideration, or a combination of any of the foregoing, as required by the Committee in its discretion. Shares of Common Stock tendered in payment of the exercise price of any Options may be reissued to the Participant who tendered the shares of Common Stock as part of the shares of Common Stock issuable upon exercise of other Options granted from time to time pursuant to the Plan.

  10. Transferability of Options. Options granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code"), or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. The designation by the holder of an Option of a beneficiary shall not constitute a transfer of the Option.

  11. Time of Granting of an Option. The grant of an Option pursuant to the Plan shall be deemed to have occurred when the Stock Option Committee shall have adopted a resolution approving such grant.

  12. Rights in Event of Death or Disability of Participant. The Committee shall have discretion to include in each Option agreement such provisions regarding exercisability of the Options following the death or disability of the Participant as it, in its sole discretion, deems to be appropriate.

  13. Termination of Option Rights and Awards. The Committee may provide in each Option agreement for the circumstances under which Options granted hereunder may terminate for any reason that the Committee, in its sole discretion, deems appropriate.

  14. Stock Purchased for Investment. At the discretion of the Committee, any Option agreement may provide that the Option holder shall, by accepting an Option, represent and agree on behalf of himself and his transferees by will or the laws of descent and distribution that all shares of Common Stock purchased upon the exercise of the Option will be acquired for investment and not for resale or distribution, and that upon each exercise of any portion of an Option, the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of Common Stock are being acquired in good faith and for investment and not for resale or distribution.

  15. Amendment or Discontinuation. The Plan may be amended, altered or discontinued by the Board or, if the Board has specifically delegated this authority to the Committee, by the Committee, without approval of the stockholders. In the event any law, or any rule or regulation issued or promulgated by the Internal Revenue Service, Securities and Exchange Commission, National Association of Securities Dealers, Inc., any stock exchange upon which the Common Stock is listed for trading or other governmental or quasi-governmental agency having jurisdiction over the Company, its Common Stock or the Plan requires the Plan to be amended, the Plan will be amended at that time and all Options then outstanding will be subject to such amendment.

  16. Employment. This Plan and any Option granted under this Plan do not confer upon the Participant any right to be employed or to continue employment with the Company.

  17. No Obligation to Exercise Option. The granting of an Option pursuant to the Plan shall not impose any obligation upon the Participant to exercise such Option.

  18. Termination. Unless sooner terminated by action of the Board or, if the Board has specifically delegated its authority to terminate the Plan to the Committee, by the Committee, the Plan shall terminate on December 31, 2011, and no Options may be granted pursuant to the Plan after such date.

  19. Use of Proceeds. The proceeds derived from the sale of stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

  20. Effective Date of the Plan. The Plan shall be effective, as amended, on December 19, 1994.

  21. Limitations on Options Granted to Directors. The following limitations shall apply to Options granted to directors in order to comply with Rule 16b-3(b)(1)(iii) promulgated under the Exchange Act :

    a. In addition to the limitations included in Section 6 hereof, the maximum aggregate number of shares of Common Stock which may be issued pursuant to Options granted to all directors as a group under this Plan shall not exceed 50% of the aggregate shares of Common Stock for which Options may be granted under the Plan, subject to adjustment as provided in
  Section 4 hereof;

    b. The purchase price for shares of Common Stock acquired pursuant to the exercise, in whole or in part, of any Option shall be 100% of the fair market value of the Common Stock on the date of grant of such Option;

    c. Options granted to directors pursuant to the Plan may be granted only during the term of the Plan;

    d. Options granted to directors pursuant to the Plan shall not be exercisable for a period of twelve calendar months from the date of grant of such Options; and

    e. Options granted to directors pursuant to the Plan shall expire no later than five (5) years from the date on which the Options are granted.

  The limitations set forth in this Section 21 shall cease to apply effective as of the date of the Company's adoption with respect to this Plan of Rule 16b-3 as promulgated under the Exchange Act effective May 1991 ("New Rule 16b-3").

  22. Automatic Grants to Non-Employee Directors. Grants to non-employee directors on or after the date of the Company's adoption with respect to this Plan of New Rule 16b-3 shall be solely pursuant to the following formula: each non-employee director elected or appointed to the Board will receive, at the time of his or her initial election or appointment, an automatic grant of Options to purchase 40,000 shares of Common Stock. In addition, during the term of this Plan, each non-employee director will receive an additional automatic grant of Options to purchase 40,000 shares of Common Stock every five years on the anniversary date of his or her initial election or appointment to the Board, beginning on the fifth anniversary of his or her initial election or appointment to the Board; provided that such non-employee director has served continuously as a director of the Company since the date of his or her initial election or appointment to the Board. The exercise price of each such Option will be equal to the fair market value of the Common Stock on the date of grant. Each such Option will become exercisable in cumulative annual installments of one-fourth of the shares covered by the grant, commencing one year after the date of grant, and will expire five years from the date of grant; provided that each such Option will become immediately exercisable with respect to 100% of the shares covered by the grant in the event of a change of control. A change of control is deemed to occur (i) when any person, other than Sam Wyly or Charles J. Wyly, Jr., or an affiliate of either of them, becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding securities, (ii) if, during any three consecutive years, individuals who constitute the Board of Directors at the beginning of such period cease to constitute a majority of the Board of Directors or (iii) upon the occurrence of any event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. This section shall not be amended more than once in any six-month period, other than to comport with changes in the Code or ERISA, or the rules thereunder.

                                          STERLING SOFTWARE, INC.

                                          By: /s/  Sterling L. Williams
                                             ----------------------------------
                                                  Sterling L. Williams
                                              President and Chief Executive
                                                         Officer

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                                 STERLING SOFTWARE, INC.

                         PROXY -- ANNUAL MEETING OF STOCKHOLDERS

          The undersigned hereby appoints Sterling L. Williams and Jeannette P. Meier, each with power to act without the other and with full power of substitution, as Proxies to represent and to vote, as designated on the
P reverse side, all stock of Sterling Software, Inc. owned by the undersigned, at the Annual Meeting of Stockholders to be held at the Energy Club, 8080 North Central Expressway, Dallas, Texas, on Thursday, March 16, 1995, at 10:00 a.m., local time, upon such business as may properly come
R before the meeting or any adjournment thereof including the following as set forth on the reverse side.


O         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
     HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR,
     (ii) FOR THE PROPOSED AMENDMENT OF THE COMPANY'S CERTIFICATE OF
X INCORPORATION, (iii) FOR THE PROPOSED AMENDMENTS TO THE INCENTIVE STOCK OPTION PLAN AND NON-STATUTORY STOCK OPTION PLAN AND (iv) AT THE DISCRETION OF THE PROXY HOLDERS WITH REGARD TO ANY OTHER MATTER THAT MAY PROPERLY COME
Y    BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                 (Continued, and to be signed and dated on reverse side)

                                    SEE REVERSE SIDE

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

/X/ Please mark votes as in this example.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

1. Election as Directors of the three nominees listed below (except as        2. Approval of the amendment of the Company's
   indicated to the contrary below):                                             Certificate of Incorporation to increase the
NOMINEES:                                                                        number of shares of Common Stock authorized for
         Phillip A. Moore, Charles J. Wyly, Jr. and Michael C. French            issuance from 50,000,000 shares to 75,000,000
             FOR            WITHHELD                                             shares.
             / /              / /                                                  FOR              AGAINST            ABSTAIN
/ / For all nominees                                                               / /                / /                / /
    except as noted above

                                                         MARK HERE
                                                       FOR ADDRESS            3. Approval of amendments to the Incentive Stock
                                                        CHANGE AND            Option Plan and Non-Statutory Stock Option Plan to
                                                      NOTE AT LEFT / /        increase the number of shares of Common Stock
                                                                              available for issuance upon exercise of options
                                                                              granted thereunder from 1,750,000 to 2,000,000 and
                                                                              4,000,000 to 4,875,000, respectively.
                                                                                 FOR              AGAINST            ABSTAIN
                                                                                 / /                / /                / /

                                                                              4.  In their discretion on any other matter that may
                                                                              properly come before the meeting or any adjournment
                                                                              thereof.

                                                                                Please date, sign exactly as shown hereon and mail
                                                                              promptly this proxy in the enclosed envelope. When
                                                                              there is more than one owner, each should sign. When
                                                                              signing as an attorney, administrator, executor,
                                                                              guardian or trustee, please add your title as such. If
                                                                              executed by a corporation, the proxy should be signed
                                                                              by a duly authorized officer. If executed by a
                                                                              partnership, please sign in the partnership name by an
                                                                              authorized person.

This proxy may be revoked prior to the exercise of the powers conferred by    Signature: _______________________ Date _____________
the proxy.                                                                    Signature: _______________________ Date _____________

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